Calculation of Filing Fee Tables
S-8
CISCO SYSTEMS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	57,490,000	$ 73.43	$ 4,221,490,700.00	0.0001381	$ 582,987.87
Total Offering Amounts:						$ 4,221,490,700.00		$ 582,987.87
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 582,987.87
Offering Note
[1]	Note 1.A: The registration statement on Form S-8 (the "Form S-8") to which this exhibit relates shall also cover any additional shares of the common stock, $0.001 par value ("Common Stock"), of Cisco Systems, Inc. that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. Note 1.B: Represents 57,490,000 additional shares of Common Stock reserved for future issuance under the Cisco Systems, Inc. 2005 Stock Incentive Plan. Note 1.C: Calculated solely for the purposes of the offering contemplated by the Form S-8 under Rules 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock as reported on The Nasdaq Stock Market LLC on January 12, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A